EXHIBIT 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Colleen Scott	Gary M. Small
Vice President of Marketing	President and Chief Executive Officer
Home Savings	United Community Financial Corp.
(330) 742-0638 cscott@homesavings.com	(330) 742-0472

UCFC ANNOUNCES STRONG FOURTH QUARTER RESULTS

AND DECLARES DIVIDEND

•	Net quarterly income of $4.3 million, or $0.09 per diluted share—Return on average assets 0.88%

•	Robust annual loan growth of 15.7%, including loans held for sale

•	Strong annual deposit growth of 6.5%

•	Improved efficiency ratio of 63.7% for the quarter and 65.1% for the year

•	Dividend of $0.025 per common share declared

YOUNGSTOWN, Ohio (January 26, 2016) – United Community Financial Corp. (Company) (Nasdaq: UCFC), parent company of The Home Savings and Loan Company (Home Savings), announced today that net income for the quarter ended December 31, 2015 totaled $4.3 million, or $0.09 per diluted common share compared to $2.8 million, or $0.06 per diluted common share for the quarter ended December 31, 2014. Net income for the twelve months ended December 31, 2015 totaled $16.3 million, or $0.34 per diluted common share compared to $50.2 million or $1.00 per diluted common share ($10.5 million, or $0.20 per diluted share adjusted for the recognition of $39.7 million of income tax benefit from the reversal of a deferred tax asset valuation reserve) for the twelve months ended December 31, 2014.

Gary M. Small, President and Chief Executive Officer of the Company and Home Savings, commented that, “Strong performance in the fourth quarter closes out an excellent year for the organization. We achieved our growth and profitability objectives, expanded our client base, and added a talented group of bankers. The organization is very well positioned heading into 2016.”

Balance Sheet Highlights

Total Loans

Total outstanding loans, net of allowance for loan losses and including loans held for sale, increased $183.2 million, or 15.7% to $1.4 billion at December 31, 2015, compared to December 31, 2014. Driving the growth in loans was an increase of $116.8 million, or 46.2%, in commercial loans during 2015. Additionally, during the year, unfunded commercial loan commitments grew by 77.8% to approximately $103.4 million at December 31, 2015. Residential loans, including residential loans held for sale, increased 7.8%, or $58.4 million during 2015.

Total Deposits

Total deposits increased $87.9 million, or 6.5%, to $1.4 billion at December 31, 2015, compared to $1.3 billion at December 31, 2014. Non-interest bearing accounts increased $39.5 million, or 21.0%. During the same time period, interest-bearing deposits increased 4.2%, or $48.4 million. Origination of public funds continues to drive the growth of interest-bearing deposits along with an increase in commercial deposits.

Fourth Quarter Results

Net Interest Income and Margin

Net interest income on a fully taxable equivalent basis was $14.5 million in the fourth quarter of 2015, up from the $13.4 million recorded in the fourth quarter of 2014 and the $14.3 million recorded in the third quarter of 2015. The improvement in net interest income, when comparing the fourth quarter of 2015 to the fourth quarter of 2014, was due to an increase in average net loan balances totaling approximately $157.4 million. Additionally, funding costs were reduced due to a modification of an FHLB advance and the prepayment of two repurchase agreements late in 2014.

Net interest margin was 3.16% for the fourth quarter of 2015, which did not change from the fourth quarter of 2014, and decreased from the 3.18% recorded in the previous quarter. Late in December of 2015, Home Savings prepaid a high cost $30.0 million repurchase agreement. While the elimination of the debt will be beneficial going forward, minimal benefit was recognized during the quarter.

Provision for Loan Losses

The Company recognized a provision for loan losses of $893,000 in the fourth quarter of 2015 compared to a provision of $194,000 in the fourth quarter of 2014, and a provision of $673,000 in the previous quarter. Provision expense continues to be driven primarily by strong loan growth.

Non-Interest Income

Non-interest income was $5.5 million in the fourth quarter of 2015 compared to $2.9 million in the fourth quarter of 2014, and up from $4.9 million in the previous quarter. The increase in non-interest income in comparing the fourth quarter of 2015 to the fourth quarter of 2014 was primarily a result of higher mortgage banking income due to a greater volume of loans sold along with higher deposit related fees earned. The increase in noninterest income compared to the prior quarter is a result of increased deposit fees, a favorable adjustment in the mortgage servicing rights valuation allowance and gains on securities available for sale.

Non-Interest Expense

Non-interest expense was $12.8 million for the fourth quarter of 2015 compared to $13.9 million for the fourth quarter of 2014, a decrease of $1.2 million. Salaries and employee benefits decreased in that time period due to organizational restructuring and modification of certain employee benefit plans. Additionally, during the fourth quarter of 2015, the Company incurred lower prepayment penalties for the repayment of repurchase agreements. Total non-interest expense increased $470,000, when comparing the fourth quarter of 2015 to the prior quarter. This change was primarily a result of a prepayment penalty in connection with a repurchase agreement and the reversal of the residential mortgage repurchase reserve in the third quarter of 2015.

Year to Date Results

Net Interest Income and Margin

Net interest income on a fully taxable equivalent basis was $56.6 million for the twelve months ended December 31, 2015, an increase of $5.2 million from the same period in 2014. Net interest margin was 3.18% for the full year of 2015 compared to 3.10% for the full year of 2014. As in prior quarters of 2015, the net interest margin continues to be positively impacted by the modification of an FHLB advance and the prepayment of two repurchase agreements that occurred at the end of 2014.

Provision for Loan Losses

The Company recognized a provision for loan losses of $2.1 million for 2015 compared to a negative provision of $1.3 million in 2014. The additional provision for loan losses resulted from the growth in outstanding loans during 2015.

Non-Interest Income

Non-interest income was $19.7 million for the twelve months ended December 31, 2015, compared to $13.7 million for the twelve months ended December 31, 2014. This favorable comparison is a result of increased mortgage banking income. During the year, the Company realized a high level of mortgage loan production being sold into the secondary market along with improved pricing on loans sold.

Non-Interest Expense

Total non-interest expense was $49.9 million for the twelve months ended December 31, 2015, a decrease of $6.0 million over the twelve months ended December 31, 2014. All major expense categories declined as a result of effective process improvements and cost reduction efforts.

Asset Quality

Measures of asset quality continued to improve during 2015 as evidenced by nonperforming assets to total assets decreasing to 0.98%, compared to 1.30% for 2014. The allowance for loan loss as a percentage of total loans was 1.33% at December 31, 2015 compared with 1.52% at December 31, 2014.

Equity

Tangible book value per common share at December 31, 2015 improved to $5.14, as compared to $4.88 at December 31, 2014. During the third quarter of 2015, Home Savings reclassified approximately $105.0 million of available for sale securities to held to maturity, providing for additional stability of tangible book value. The Company continues its share repurchase program, repurchasing 116,000 shares during the quarter.

Dividend to be Paid

The Board of Directors declared a quarterly cash dividend of $0.025 per common share payable February 19, 2016 to shareholders of record at the close of business February 8, 2016.

Purchase of James & Sons Insurance Company

The Company also was pleased to announce yesterday, January 25, 2016, the purchase of James & Sons Insurance Company of Youngstown, Ohio. James & Sons Insurance is engaged in the business of selling insurance including auto, commercial, homeowners and life-health insurance. Completion of the transaction is anticipated in the first quarter of 2016.

Conference Call

United Community Financial Corp. will host an earnings conference call on Wednesday, January 27, 2016, at 10:00 a.m. ET., to provide an overview of the Company’s fourth quarter 2015 results and highlights. The conference call may be accessed by calling 1-877-272-7661 ten minutes prior to the start time. Please ask to be joined into the United Community Financial Corp. (UCFC) call. Additionally, a live webcast may be accessed from the Company’s website www.ucfconline.com. Click on 4th Quarter 2015 Conference Call on our corporate profile page to join the webcast.

United Community Financial Corp.

Home Savings is a wholly-owned subsidiary of the Company and operates retail banking offices and loan production centers in Ohio and western Pennsylvania. Additional information on the Company and Home Savings may be found on the Company’s web site: www.ucfconline.com.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have”, “can expect” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31	December 31,
	2015	2014
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$20,528	$21,152
Federal funds sold	15,382	11,828

Total cash and cash equivalents	35,910	32,980
Securities:
Available for sale, at fair value	357,670	499,790
Held to maturity (fair value of $109,644 and $0, respectively)	110,699	—
Loans held for sale, at lower of cost or market	9,085	20,730
Loans held for sale, at fair value	26,716	—
Loans, net of allowance for loan losses of $17,712 and $17,687	1,316,192	1,148,093
Federal Home Loan Bank stock, at cost	18,068	18,068
Premises and equipment, net	20,678	21,002
Accrued interest receivable	5,978	5,763
Real estate owned and other repossessed assets	2,727	3,467
Core deposit intangible	30	84
Cash surrender value of life insurance	54,366	46,401
Other assets	29,870	37,172

Total assets	$1,987,989	$1,833,550

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,208,238	$1,159,871
Non-interest bearing	227,505	187,965

Total deposits	1,435,743	1,347,836
Borrowed funds:
Federal Home Loan Bank advances
Long-term advances	46,975	46,194
Short-term advances	232,000	140,000

Total Federal Home Loan Bank advances	278,975	186,194
Repurchase agreements and other	535	30,558

Total borrowed funds	279,510	216,752
Advance payments by borrowers for taxes and insurance	21,174	19,904
Accrued interest payable	53	185
Accrued expenses and other liabilities	7,264	8,738

Total liabilities	1,743,744	1,593,415

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and no shares outstanding	—	—
Common stock-no par value; 499,000,000 shares authorized; 54,138,910 shares issued and 47,517,644 and 49,239,004 shares, respectively, outstanding	174,304	174,385
Retained earnings	140,819	128,512
Accumulated other comprehensive loss	(19,220)	(19,998)
Treasury stock, at cost, 6,621,266 and 4,899,906 shares, respectively	(51,658)	(42,764)

Total shareholders’ equity	244,245	240,135

Total liabilities and shareholders’ equity	$1,987,989	$1,833,550

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
	(Dollars in thousands, except per share data)
Interest income
Loans	$13,612	$13,426	$12,640	$52,619	$49,559
Loans held for sale	371	390	217	1,396	454
Securities:
Available for sale, nontaxable	35	—	—	35	—
Available for sale, taxable	2,002	2,599	2,946	10,141	12,314
Held to maturity, nontaxable	51	33	—	96	—
Held to maturity, taxable	573	17	—	590	—
Federal Home Loan Bank stock dividends	182	181	182	723	859
Other interest earning assets	10	8	7	35	58

Total interest income	16,836	16,654	15,992	65,635	63,244
Interest expense
Deposits	1,664	1,690	1,583	6,526	6,435
Federal Home Loan Bank advances	387	340	443	1,334	2,022
Repurchase agreements and other	295	323	615	1,253	3,368

Total interest expense	2,346	2,353	2,641	9,113	11,825

Net interest income	14,490	14,301	13,351	56,522	51,419
Taxable equivalent adjustment	45	19	—	70	—

Net interest income (FTE) (1)	14,535	14,320	13,351	56,592	51,419
Provision (recovery) for loan losses	893	673	194	2,135	(1,271)

Net interest income after provision for loan losses (FTE)	13,642	13,647	13,157	54,457	52,690

Non-interest income
Non-deposit investment income	316	259	259	1,115	1,415
Service fees and other charges:
Mortgage servicing fees	692	683	684	2,730	2,737
Deposit related fees	1,573	1,405	1,051	5,384	4,901
Mortgage servicing rights valuation	111	(138)	(54)	19	(58)
Mortgage servicing rights amortization	(445)	(449)	(428)	(1,800)	(1,687)
Other service fees	19	19	17	75	20
Net gains (losses):
Securities available for sale	131	—	82	142	444
Mortgage banking income	1,538	1,709	(30)	6,841	1,570
Real estate owned and other repossessed assets charges, net	(134)	(119)	(172)	(445)	(800)
Card fees	907	1,036	893	3,684	3,354
Other income	743	468	603	1,972	1,845

Total non-interest income	5,451	4,873	2,905	19,717	13,741

Non-interest expense
Salaries and employee benefits	5,756	6,894	6,683	26,724	29,546
Occupancy	744	819	847	3,249	3,469
Equipment and data processing	1,760	1,714	1,918	6,865	7,470
Financial institutions tax	317	272	201	1,241	795
Advertising	191	183	221	737	838
Amortization of core deposit intangible	13	14	16	54	68
Prepayment penalty	1,280	—	2,013	1,280	3,409
FDIC insurance premiums	295	313	341	1,241	1,216
Other insurance premiums	102	84	85	355	495
Professional fees:
Legal and consulting fees	338	361	85	1,227	607
Other professional fees	502	469	381	1,733	1,945
Real estate owned and other repossessed asset expenses	45	134	92	338	631
Other expenses	1,412	1,028	1,056	4,885	5,471

Total non-interest expenses	12,755	12,285	13,939	49,929	55,960

Income before income taxes	6,338	6,235	2,123	24,245	10,471
Taxable equivalent adjustment	45	19	—	70	—
Income tax expense (benefit)	1,965	2,073	(685)	7,893	(39,735)

Net income	$4,328	$4,143	$2,808	$16,282	$50,206

Earnings per common share:
Basic	$0.09	$0.09	$0.06	$0.34	$1.00
Diluted	0.09	0.09	0.06	0.34	1.00

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item.

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(Dollars in thousands, except per share data)
Financial Data
Total assets	$1,987,989	$1,970,887	$1,922,789	$1,860,620	$1,833,550
Total loans, net	1,316,192	1,277,330	1,224,468	1,168,434	1,148,093
Total securities	468,369	479,817	477,747	492,412	499,790
Total deposits	1,435,743	1,410,484	1,439,247	1,406,744	1,347,836
Average interest-bearing deposits	1,209,063	1,219,735	1,218,467	1,179,077	1,162,011
Average noninterest-bearing deposits	219,379	211,923	209,174	196,049	192,192
Total shareholders’ equity	244,245	243,929	236,462	247,104	240,135
Net interest income	14,490	14,301	13,851	13,880	13,351
Net interest income (FTE) (1)	14,535	14,320	13,857	13,880	13,351
Provision (recovery) for loan losses	893	673	753	(184)	194
Noninterest income	5,451	4,873	5,275	4,118	2,905
Noninterest expense	12,755	12,285	12,208	12,681	13,939
Income tax expense (benefit)	1,965	2,073	2,040	1,815	(685)
Net income	4,328	4,143	4,125	3,686	2,808
Share Data
Basic earnings per common share	$0.09	$0.09	$0.08	$0.07	$0.06
Diluted earnings per common share	0.09	0.09	0.08	0.07	0.06
Book value per common share	5.14	5.12	4.95	5.01	4.88
Tangible book value per common share	5.14	5.12	4.95	5.01	4.88
Market value per common share	5.90	5.00	5.35	5.46	5.37
Common shares outstanding at end of period	47,518	47,614	47,763	49,309	49,239
Weighted average shares outstanding—basic	47,356	47,480	48,359	49,022	49,244
Weighted average shares outstanding—diluted	47,636	47,744	48,634	49,295	49,531
Key Ratios
Return on average assets (2)	0.88%	0.85%	0.88%	0.80%	0.62%
Return on average equity (3)	7.02%	6.87%	6.73%	5.99%	4.70%
Net interest margin	3.16%	3.18%	3.16%	3.24%	3.16%
Efficiency ratio (4)	63.74%	63.54%	63.40%	70.07%	72.85%
Nonperforming loans to net loans, end of period	1.27%	1.20%	1.55%	1.72%	1.78%
Nonperforming assets to total assets, end of period	0.98%	0.95%	1.16%	1.25%	1.30%
Allowance for loan loss as a percent of loans, end of period	1.33%	1.35%	1.36%	1.45%	1.52%
Delinquent loans to total net loans, end of period	1.72%	1.65%	1.45%	1.66%	1.82%

(1)	Net interest income is presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item
(2)	Net income divided by average total assets
(3)	Net income divided by average total equity
(4)	Excludes penalty on the prepayment of repurchase agreements

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(Dollars in thousands)
Loan Portfolio Composition
Commercial loans
Multi-family	$80,170	$74,042	$69,485	$63,597	$60,546
Owner/nonowner occupied commercial real estate	175,455	167,366	148,025	132,305	121,595
Land	9,301	9,709	10,231	9,437	9,484
Construction	38,813	26,545	16,265	11,030	16,064
Commercial and industrial	66,013	65,004	69,269	54,036	45,222

Total	369,752	342,666	313,275	270,405	252,911
Residential mortgage loans
Real estate	733,685	723,619	709,342	696,387	694,105
Construction	40,898	40,723	34,074	37,293	37,113

Total	774,583	764,342	743,416	733,680	731,218
Consumer loans
Consumer	188,258	186,661	183,696	180,735	180,754

Total	188,258	186,661	183,696	180,735	180,754

Total loans	1,332,593	1,293,669	1,240,387	1,184,820	1,164,883
Less:
Allowance for loan losses	17,712	17,482	16,881	17,221	17,687
Deferred loan costs, net	(1,311)	(1,143)	(962)	(835)	(897)

Total	16,401	16,339	15,919	16,386	16,790

Total loans, net	1,316,192	1,277,330	1,224,468	1,168,434	1,148,093
Loans held for sale, net	35,801	38,274	35,102	31,243	20,730

Total loans	$1,351,993	$1,315,604	$1,259,570	$1,199,677	$1,168,823

	At or for the quarters ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$160,264	$168,025	$179,969	$184,029	$137,511
Non-interest bearing checking accounts	227,505	208,598	206,228	199,512	187,965

Total checking accounts	387,769	376,623	386,197	383,541	325,476
Savings accounts	280,889	277,313	282,737	282,643	274,149
Money market accounts	312,125	309,004	313,602	310,983	312,911

Total non-time deposits	980,783	962,940	982,536	977,167	912,536
Retail certificates of deposit	454,960	447,544	456,711	429,577	435,300

Total certificates of deposit	454,960	447,544	456,711	429,577	435,300

Total deposits	$1,435,743	$1,410,484	$1,439,247	$1,406,744	$1,347,836

Certificates of deposit as a percent of total deposits	31.69%	31.73%	31.73%	30.54%	32.30%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$17,482	$16,881	$17,221	$17,687	$18,132
Provision (recovery)	893	673	753	(184)	194
Net chargeoffs	(663)	(72)	(1,093)	(282)	(639)

Ending balance	$17,712	$17,482	$16,881	$17,221	$17,687

	At or for the quarters ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(Dollars in thousands)
Net (Charge-offs) Recoveries
Commercial loans
Multi-family	$7	$9	$(64)	$13	$—
Owner/nonowner occupied commercial real estate	(67)	(109)	(31)	9	(25)
Land	(100)	(12)	—	—	—
Construction	21	(88)	(603)	—	—
Commercial and industrial	141	137	127	75	199

Total	2	(63)	(571)	97	174
Residential mortgage loans
Real estate	(611)	(17)	(306)	20	(141)
Construction	—	—	—	—	(488)

Total	(611)	(17)	(306)	20	(629)
Consumer loans
Consumer	(54)	8	(216)	(399)	(184)

Total	(54)	8	(216)	(399)	(184)

Total net chargeoffs	$(663)	$(72)	$(1,093)	$(282)	$(639)

	At or for the quarters ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(Dollars in thousands)
Nonperforming Loans
Commercial loans
Multi-family	$—	$—	$85	$85	$93
Owner/nonowner occupied commercial real estate	3,599	3,694	5,637	5,700	5,781
Land	384	484	496	531	531
Construction	—	415	415	1,051	1,051
Commercial and industrial	4,016	4,016	4,016	4,016	4,016

Total	7,999	8,609	10,649	11,383	11,472
Residential mortgage loans
Real estate	6,181	4,845	6,475	6,652	6,816
Construction	—	—	—	—	—

Total	6,181	4,845	6,475	6,652	6,816
Consumer loans
Consumer	2,567	1,887	1,887	2,061	2,163

Total	2,567	1,887	1,887	2,061	2,163

Total nonperforming loans	$16,747	$15,341	$19,011	$20,096	$20,451

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$16,279	$14,891	$14,246	$15,357	$16,018
Past due 90 days and still accruing	—	—	—	—	—

Past due 90 days	16,279	14,891	14,246	15,357	16,018
Past due less than 90 days and on nonaccrual	468	450	4,765	4,739	4,433

Total nonperforming loans	16,747	15,341	19,011	20,096	20,451
Other real estate owned	2,651	3,262	3,127	2,908	3,345
Repossessed assets	76	54	234	211	122

Total nonperforming assets	$19,474	$18,657	$22,372	$23,215	$23,918